Exhibit 99.1
Boston Private Financial Holdings, Inc. Reports First Quarter 2012 Results
First Quarter Highlights:

•	Strong loan growth: Total Loans increased 4% to $4.8 billion in the quarter and increased 9% year-over-year.

•	Steady Net Interest Income: Net Interest Income increased 1% to $44.8 million in the quarter and increased 2% year-over-year. Net Interest Margin increased 6 basis points on a linked quarter basis.

•	AUM growth: AUM grew 6% linked quarter to $19.3 billion, with positive net flows.

•	Growth-driven provision: Provision for Loan Losses was $4.0 million in the quarter, $3.0 million of which was to support higher loan balances.

•	Expenses decrease: Operating Expenses declined 4% to $55.6 million in the quarter and declined 7% year-over-year. Efficiency Ratio now at 75%, down from 81% one year ago.
Boston, MA - April 25, 2012 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today reported first quarter 2012 GAAP Net Income Attributable to the Company of $9.5 million, compared to GAAP Net Income Attributable to the Company of $13.1 million in the fourth quarter of 2011. BPFH reported first quarter diluted earnings per share of $0.11 compared to diluted earnings per share of $0.15 in the fourth quarter of 2011.
On a year-over-year basis, GAAP Net Income Attributable to the Company increased from a GAAP net loss of $149 thousand in the first quarter of 2011. Earnings per share increased from a per share loss of $0.01 for the first quarter of 2011.
“This quarter demonstrates promising growth with not yet fully developed earnings,” said CEO and President Clayton G. Deutsch. “We are pleased with the disciplined and steady loan and deposit growth we are now seeing across our markets. We are also pleased with AUM growth and positive flows from our Wealth Management businesses. However, Net Interest Income development remains challenging in this yield environment. Expenses are on track, and we will continue to focus on efficiency gains. In sum, we see evidence that our Wealth Management and Private Banking model is building momentum, and we will continue to work on profitability.”
Core Revenue Growth
Net Interest Income in the first quarter was $44.8 million, up 1% from $44.1 million in the fourth quarter of 2011. Year-over-year, Net Interest Income increased 2% from $43.7 million. Fees and Other Income for the first quarter decreased 7% to $27.5 million due to certain one-time gains recorded in the fourth quarter of 2011. On a year-over-year basis, Fees and Other Income decreased 4% from $28.5 million due to certain one-time gains recorded in the first quarter of 2011.
Net Interest Margin was 3.23% in the first quarter, up six basis points from 3.17% in the fourth quarter of 2011. On a year-over-year basis, Net Interest Margin increased five basis points from 3.18%.
Total Assets Under Management/Advisory (“AUM”) increased to $19.3 billion in the first quarter, up 6% from $18.1 billion in the fourth quarter 2011. AUM was flat with the first quarter of 2011. The Company experienced first quarter 2012 AUM net inflows of $84 million, as compared to AUM net outflows of $142 million in the fourth quarter of 2011. AUM net inflows for the first quarter of 2011 were $33 million.
Operating Expenses Decrease in Q1
Operating Expenses (excluding restructuring costs of $0.1 million) in the first quarter were $55.5 million, down 3% from $57.3 million (excluding restructuring costs of $0.7 million) on a linked quarter basis. On a year-over-year basis, Operating Expenses (excluding restructuring costs of $2.0 million) were down 4% from $58.1 million.
“Despite the seasonality of certain first quarter compensation items, our expenses decreased 4% on a linked quarter basis,” said David J. Kaye, Chief Financial Officer. “We expect to realize the majority of the remaining cost saves related to our Bank integration in the third quarter of 2012.”
Loan Growth Drives Provision Increase in Q1
Provision for Loan Losses in the first quarter was $4.0 million, $3.0 million of which was to support higher loan balances. Provision for Loan Losses was a credit of $2.5 million in the fourth quarter of 2011. On a year-over-year basis, Provision for Loan Losses decreased 70% from $13.4 million in the first quarter of 2011.

Nonaccrual Loans (“Nonaccruals”) increased 7% to $72.7 million on a linked quarter basis. On a year-over-year basis, Nonaccruals declined 35% from $111.2 million. As a percentage of Total Loans, Nonaccruals were 1.50% in the first quarter of 2012, up 4 basis points from 1.46% in the fourth quarter of 2011. On a year-over-year basis, Nonaccruals as a percentage of Total Loans declined 100 basis points from 2.50%.
Additional credit metrics are listed below on a linked quarter and year-over-year basis:

(In millions)	March 31, 2012	December 31, 2011	March 31, 2011
Total Criticized Loans	$306.2	$309.3	$360.5
Total Loans 30-89 Days Past Due and Accruing	$21.4	$27.0	$37.1
Total Net Loans (Charged-off)/ Recovered	$(2.2)	$(0.1)	$(11.5)
Allowance for Loan Losses/Total Loans	2.02%	2.07%	2.25%
Slight Capital Decrease Driven By Carlyle Warrants Repurchase
The Company announced in the first quarter of 2012 that it had repurchased all of the 5.44 million warrants held by affiliates of The Carlyle Group, and BPFH Director John Morton III. The Company repurchased the warrants for a total cash consideration of $15.0 million.
The Carlyle Group continues to own approximately 7.8 million shares of BPFH common stock and non-voting shares of Preferred Stock which are (subject to certain limitations) convertible into approximately 7.3 million shares of common stock.
Capital ratios are listed below on a linked quarter and year-over-year basis:

	March 31, 2012	December 31, 2011	March 31, 2011
Total Risk-Based Capital *	14.6%	15.2%	14.6%
Tier I Risk-Based Capital *	12.1%	12.7%	11.4%
Tier I Leverage Capital *	8.8%	9.0%	7.7%
TCE/TA	7.2%	7.4%	6.6%
TCE/Risk Weighted Assets *	9.9%	10.3%	9.6%
* March 31, 2012 data is presented based on estimated data.

Dividend Payments
Concurrent with the release of the first quarter 2012 earnings, the Board of Directors of the Company declared a cash dividend to shareholders of $0.01 per share. The record date for this dividend is May 10, 2012, and the payment date is May 24, 2012.
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, such as the TCE/TA and TCE/Risk Weighted Assets ratios, and Operating Expenses excluding restructuring charges, to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.  A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.
Conference Call
Management will hold a conference call at 8:00 a.m. Eastern Time on Thursday, April 26, to discuss the financial results in more detail. To access the call:
Dial In #: (866) 843-0890
International Dial In #: (412) 317-9250
Elite Entry Number: 7950275
Replay Information:
Available from April 26 at 12 noon until May 4
Dial In #: (877) 344-7529
International Dial In #: (412) 317-0088
Conference Number: 10012574
The call will be simultaneously webcast and may be accessed on www.bostonprivate.com.
Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization with Wealth Management and Private Banking affiliates in Boston, New York, Philadelphia, Los Angeles, San Francisco and Seattle. The Company has a $6 billion Private Banking balance sheet, and manages over $19 billion of client assets.
The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)
For more information about BPFH, visit the Company's website at www.bostonprivate.com.
Note to Editors:
Boston Private Financial Holdings, Inc. is not to be confused with Boston Private Bank & Trust Company. Boston Private Bank & Trust Company is a locally operated and wholly-owned subsidiary of BPFH. The information reported in this press release is related to the performance and results of BPFH.
###
CONTACT:
Jeanne Hess
Assistant Vice President, Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3798
jhess@bostonprivate.com

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, evaluations of future interest rate trends and liquidity, prospects for growth in assets, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company's banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company's private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers' ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or decreases in deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the risk that goodwill and intangibles recorded in the Company's financial statements will become impaired; the risk that the Company's deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands, except share and per share data)
Assets:
Cash and cash equivalents	$131,136	$203,354	$362,729
Investment securities available for sale	825,614	844,496	785,341
Loans held for sale	3,727	12,069	2,833
Total loans	4,849,048	4,651,228	4,457,899
Less: Allowance for loan losses	97,902	96,114	100,282
Net loans	4,751,146	4,555,114	4,357,617
Other real estate owned (“OREO”)	3,886	5,103	11,497
Stock in Federal Home Loan Banks	42,639	43,714	45,325
Premises and equipment, net	29,432	29,224	26,256
Goodwill	110,180	110,180	110,180
Intangible assets, net	27,479	28,569	32,211
Fees receivable	9,042	8,147	8,322
Accrued interest receivable	16,968	16,875	17,154
Deferred income taxes, net	66,105	66,782	81,542
Other assets	120,318	115,069	132,144
Assets of discontinued operations (1)	10,890	10,676	10,170
Total assets	$6,148,562	$6,049,372	$5,983,321
Liabilities:
Deposits	$4,602,451	$4,530,411	$4,540,190
Securities sold under agreements to repurchase	108,551	130,791	127,278
Federal Home Loan Bank borrowings	582,551	521,827	494,814
Junior subordinated debentures	178,645	182,053	193,645
Other liabilities	91,827	94,811	83,450
Liabilities of discontinued operations (1)	1,392	1,663	1,492
Total liabilities	5,565,417	5,461,556	5,440,869
Redeemable Noncontrolling Interests	21,604	21,691	20,341
Shareholders’ Equity:
Preferred stock, $1.00 par value; authorized: 2,000,000 shares;
Series B, issued and outstanding (contingently convertible): 401 shares at March 31, 2012, December 31, 2011, and March 31, 2011; liquidation value: $100,000 per share	58,089	58,089	58,089
Common stock, $1.00 par value; authorized: 170,000,000 shares; issued and outstanding: 78,151,609 shares at March 31, 2012; 78,023,317 shares at December 31, 2011; and 77,012,314 shares at March 31, 2011	78,152	78,023	77,012
Additional paid-in capital	642,276	656,436	655,338
Accumulated deficit	(220,512)	(230,017)	(269,303)
Accumulated other comprehensive income	3,536	3,594	975
Total shareholders’ equity	561,541	566,125	522,111
Total liabilities, redeemable noncontrolling interests and shareholders’ equity	$6,148,562	$6,049,372	$5,983,321

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
(In thousands, except share and per share data)	March 31, 2012	December 31, 2011	March 31, 2011
Interest and dividend income:
Loans	$51,946	$51,857	$52,571
Taxable investment securities	1,256	1,332	1,380
Non-taxable investment securities	848	846	1,089
Mortgage-backed securities	1,603	1,775	1,807
Federal funds sold and other	149	226	319
Total interest and dividend income	55,802	56,036	57,166
Interest expense:
Deposits	4,903	5,608	6,650
Federal Home Loan Bank borrowings	3,945	4,059	4,391
Junior subordinated debentures	1,752	1,786	1,893
Repurchase agreements and other short-term borrowings	434	434	521
Total interest expense	11,034	11,887	13,455
Net interest income	44,768	44,149	43,711
Provision/ (credit) for loan losses	4,000	(2,500)	13,350
Net interest income/(loss) after provision/ (credit) for loan losses	40,768	46,649	30,361
Fees and other income:
Investment management and trust fees	15,238	14,774	16,083
Wealth advisory fees	9,236	8,881	8,433
Other banking fee income	1,017	1,179	1,234
Gain on repurchase of debt	879	2,392	—
Gain on sale of investments, net	13	109	419
Gain on sale of loans, net	421	593	385
Gain/(loss) on OREO, net	(41)	1,261	110
Other	691	420	1,792
Total fees and other income	27,454	29,609	28,456
Operating expense:
Salaries and employee benefits	36,912	38,665	35,636
Occupancy and equipment	7,265	7,570	7,228
Professional services	2,939	2,748	5,143
Marketing and business development	1,329	2,032	1,434
Contract services and data processing	1,188	1,141	1,134
Amortization of intangibles	1,090	1,121	1,159
FDIC insurance	849	1,253	2,236
Restructuring expense	135	653	1,982
Other	3,920	2,783	4,109
Total operating expense	55,627	57,966	60,061
Income/(loss) before income taxes	12,595	18,292	(1,244)
Income tax expense/(benefit)	3,851	5,722	(179)
Net income/(loss) from continuing operations	8,744	12,570	(1,065)
Net income/(loss) from discontinued operations (1)	1,554	1,374	1,663
Net income/(loss) before attribution to noncontrolling interests	10,298	13,944	598
Less: Net income/ (loss) attributable to noncontrolling interests	793	882	747
Net income/(loss) attributable to the Company	$9,505	$13,062	$(149)

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Three Months Ended
(In thousands, except share and per share data)	March 31, 2012	December 31, 2011	March 31, 2011
PER SHARE DATA:
Calculation of Income/(Loss) for EPS:
Net income/(loss) attributable to the Company	$9,505	$13,062	$(149)
Adjustments to Net Income/(Loss) Attributable to the Company to Arrive at Net Income/(Loss) Attributable to Common Shareholders (3)	(178)	(86)	(276)
Net Income/(Loss) Attributable to the Common Shareholders	9,327	12,976	(425)
LESS: Amount allocated to participating securities	(932)	(1,333)	—
Net Income/(Loss) Attributable to the Common Shareholders, after allocation to participating securities	$8,395	$11,643	$(425)

End of Period Common Shares Outstanding	78,151,609	78,023,317	77,012,314

Weighted Average Shares Outstanding:
Weighted average basic shares, including participating securities	84,859,038	84,658,931	74,670,533
LESS: Participating securities	(9,226,058)	(9,235,208)	—
PLUS: Dilutive potential common shares	799,871	869,517	—
Weighted Average Diluted Shares (2)	76,432,851	76,293,240	74,670,533

Diluted Total Earnings/(Loss) per Share	$0.11	$0.15	$(0.01)

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In thousands, except per share data)	March 31, 2012	December 31, 2011	March 31, 2011
FINANCIAL DATA:
Book Value Per Common Share	$6.44	$6.51	$6.03
Tangible Book Value Per Share (4)	$5.05	$5.10	$4.58
Market Price Per Share	$9.91	$7.94	$7.07

ASSETS UNDER MANAGEMENT AND ADVISORY:
Private Banking	$3,696,000	$3,571,000	$3,670,000
Investment Managers	8,047,000	7,594,000	8,437,000
Wealth Advisory	7,579,000	6,994,000	7,071,000
Less: Inter-company Relationship	(20,000)	(19,000)	(20,000)
Assets Under Management and Advisory of Continuing Operations	$19,302,000	$18,140,000	$19,158,000
Assets Under Management and Advisory of Discontinued Operations (1)	1,137,000	985,000	1,014,000
Total Assets Under Management and Advisory	$20,439,000	$19,125,000	$20,172,000

FINANCIAL RATIOS:
Total Equity/Total Assets	9.13%	9.36%	8.73%
Tangible Common Equity/Tangible Assets (4)	7.19%	7.37%	6.62%
Tangible Common Equity/Risk Weighted Assets (4)	9.90%	10.27%	9.59%
Allowance for Loan Losses/Total Loans	2.02%	2.07%	2.25%
Allowance for Loan Losses/Non-performing Loans	135%	141%	90%
Return on Average Assets - Three Months Ended (Annualized)	0.62%	0.85%	(0.01)%
Return on Average Equity - Three Months Ended (Annualized)	6.74%	9.37%	(0.11)%
Efficiency Ratio - Three Months Ended (Annualized) (4)	75.14%	76.78%	81.08%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

	Average Balance			Interest Income/Expense			Average Yield/Rate
(In Thousands)	Three Months Ended			Three Months Ended			Three Months Ended
AVERAGE BALANCE SHEET:	Mar 31, 2012	Dec 31, 2011	Mar 31, 2011	Mar 31, 2012	Dec 31, 2011	Mar 31, 2011	Mar 31, 2012	Dec 31, 2011	Mar 31, 2011
AVERAGE ASSETS
Earning Assets:
Cash and Investments:
Taxable investment securities	$376,206	$398,668	$358,837	$1,256	$1,332	$1,380	1.34%	1.33%	1.54%
Non-taxable investment securities (5)	194,410	191,206	202,281	1,323	1,321	1,642	2.72%	2.76%	3.25%
Mortgage-backed securities	251,989	245,423	235,233	1,603	1,775	1,807	2.54%	2.89%	3.07%
Federal funds sold and other	197,183	378,292	532,580	149	226	319	0.30%	0.24%	0.24%
Total Cash and Investments	1,019,788	1,213,589	1,328,931	4,331	4,654	5,148	1.70%	1.53%	1.55%
Loans: (6)
Commercial and Construction (5)	2,591,377	2,417,467	2,446,178	32,693	32,103	32,316	5.07%	5.26%	5.32%
Residential Mortgage	1,857,838	1,810,530	1,685,001	17,826	18,189	18,729	3.84%	4.02%	4.45%
Home Equity and Other Consumer	320,160	318,035	296,259	2,760	2,829	2,879	3.45%	3.48%	3.92%
Total Loans	4,769,375	4,546,032	4,427,438	53,279	53,121	53,924	4.48%	4.64%	4.89%
Total Earning Assets	5,789,163	5,759,621	5,756,369	57,610	57,775	59,072	3.99%	3.98%	4.12%
Less: Allowance for Loan Losses	97,471	99,520	99,667
Cash and due From Banks (Non-Interest Bearing)	46,432	41,968	33,565
Other Assets (7)	427,083	419,468	457,786
TOTAL AVERAGE ASSETS	$6,165,207	$6,121,537	$6,148,053
AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Interest-Bearing Liabilities:
Deposits:
Savings and NOW	$533,075	$492,959	$542,011	$331	$285	$375	0.25%	0.23%	0.28%
Money Market	1,983,558	1,971,631	1,858,645	2,136	2,418	2,814	0.43%	0.49%	0.61%
Certificates of Deposit	898,458	985,530	1,084,494	2,436	2,905	3,461	1.09%	1.17%	1.29%
Total Deposits	3,415,091	3,450,120	3,485,150	4,903	5,608	6,650	0.58%	0.64%	0.77%
Junior Subordinated Debentures	180,817	186,496	193,645	1,752	1,786	1,893	3.83%	3.83%	3.91%
FHLB Borrowings and Other	709,611	638,690	698,034	4,379	4,493	4,912	2.44%	2.75%	2.82%
Total Interest-Bearing Liabilities	4,305,519	4,275,306	4,376,829	11,034	11,887	13,455	1.02%	1.10%	1.24%
Noninterest Bearing Demand Deposits	1,167,623	1,157,151	1,117,347
Payables and Other Liabilities (7)	106,536	109,193	114,203
Total Liabilities	5,579,678	5,541,650	5,608,379
Redeemable Noncontrolling Interests	21,701	22,314	19,891
Shareholders' Equity	563,828	557,573	519,783
TOTAL AVERAGE LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY	$6,165,207	$6,121,537	$6,148,053
Net Interest Income - on a Fully Taxable Equivalent Basis (FTE)				$46,576	$45,888	$45,617
FTE Adjustment (5)				1,808	1,739	1,906
Net Interest Income (GAAP Basis)				$44,768	$44,149	$43,711
Interest Rate Spread							2.97%	2.88%	2.88%
Net Interest Margin							3.23%	3.17%	3.18%

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	March 31, 2012	December 31, 2011	March 31, 2011
LOAN DATA (8):
Commercial and Industrial Loans:
New England	$572,091	$531,632	$513,875
San Francisco Bay	74,100	72,850	60,884
Southern California	39,508	47,593	54,284
Pacific Northwest	41,462	35,027	39,508
Eliminations and other, net	—	—	(149)
Total Commercial and Industrial Loans	$727,161	$687,102	$668,402
Commercial Real Estate Loans:
New England	$667,014	$643,263	$644,092
San Francisco Bay	691,644	679,995	728,040
Southern California	282,407	224,362	179,996
Pacific Northwest	136,105	121,600	97,359
Total Commercial Real Estate Loans	$1,777,170	$1,669,220	$1,649,487
Construction and Land Loans:
New England	$99,387	$106,385	$71,623
San Francisco Bay	40,390	36,339	40,245
Southern California	5,899	5,622	2,441
Pacific Northwest	3,979	5,363	12,099
Total Construction and Land Loans	$149,655	$153,709	$126,408
Residential Loans:
New England	$1,246,700	$1,247,975	$1,196,954
San Francisco Bay	335,753	322,352	305,567
Southern California	231,284	192,708	161,469
Pacific Northwest	65,411	60,368	50,540
Total Residential Loans	$1,879,148	$1,823,403	$1,714,530
Home Equity Loans:
New England	$85,388	$85,118	$91,573
San Francisco Bay	43,064	48,182	54,182
Southern California	6,500	6,265	4,308
Pacific Northwest	4,006	4,133	5,154
Total Home Equity Loans	$138,958	$143,698	$155,217
Other Consumer Loans:
New England	$152,190	$147,356	$110,242
San Francisco Bay	11,787	12,526	17,274
Southern California	9,376	10,123	12,259
Pacific Northwest	1,472	1,622	1,069
Eliminations and other, net	2,131	2,469	3,011
Total Other Consumer Loans	$176,956	$174,096	$143,855
Total Loans
New England	$2,822,770	$2,761,729	$2,628,359
San Francisco Bay	1,196,738	1,172,244	1,206,192
Southern California	574,974	486,673	414,757
Pacific Northwest	252,435	228,113	205,729
Eliminations and other, net	2,131	2,469	2,862
Total Loans	$4,849,048	$4,651,228	$4,457,899

Boston Private Financial Holdings, Inc.
Selected Financial Data (Unaudited)

(In Thousands)	March 31, 2012	December 31, 2011	March 31, 2011
CREDIT QUALITY (8):
Special Mention Loans:
New England	$53,929	$36,680	$56,737
San Francisco Bay	40,655	59,065	36,779
Southern California	24,784	36,048	14,778
Pacific Northwest	8,925	11,328	15,369
Total Special Mention Loans	$128,293	$143,121	$123,663
Accruing Classified Loans (9):
New England	$25,002	$23,133	$25,422
San Francisco Bay	57,629	57,199	71,358
Southern California	19,374	15,723	20,045
Pacific Northwest	3,317	2,186	8,921
Total Accruing Classified Loans	$105,322	$98,241	$125,746
Nonaccruing Loans:
New England	$34,629	$33,411	$23,314
San Francisco Bay	28,721	25,598	66,694
Southern California	7,572	7,323	10,818
Pacific Northwest	1,744	1,777	10,410
Total Nonaccruing Loans	$72,666	$68,109	$111,236
Other Real Estate Owned:
New England	$98	$98	$1,400
San Francisco Bay	2,194	2,194	7,301
Southern California	1,114	1,143	1,128
Pacific Northwest	480	1,668	1,668
Total Other Real Estate Owned	$3,886	$5,103	$11,497
Loans 30-89 Days Past Due and Accruing:
New England (10)	$5,304	$9,834	$9,890
San Francisco Bay	10,824	11,446	26,043
Southern California	5,130	5,677	1,206
Pacific Northwest	99	—	—
Total Loans 30-89 Days Past Due and Accruing	$21,357	$26,957	$37,139
Loans (Charged-off)/ Recovered, Net for the Three Months Ended:
New England	$(341)	$(1,379)	$(1,274)
San Francisco Bay	(1,980)	1,612	(11,289)
Southern California	(72)	(393)	1,086
Pacific Northwest	181	15	6
Total Net Loans (Charged-off)/ Recovered	$(2,212)	$(145)	$(11,471)

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

(1)
In the first quarter of 2012, the Company announced the sale of its affiliate Davidson Trust Company. The sale is expected to close in the second quarter of 2012. In 2009, the Company completed the sale of its affiliates Boston Private Value Investors, Sand Hill Advisors, RINET, Gibraltar, and Westfield Capital Management. Accordingly, prior period and current financial information related to the divested companies are included with discontinued operations.

(2)
When the Company has positive Net Income from Continuing Operations Attributable to the Common Shareholders, the Company adds additional shares to Basic Weighted Average Shares Outstanding to arrive at Diluted Weighted Average Shares Outstanding for the Diluted Earnings Per Share calculation to reflect the assumed exercise, conversion, or contingent issuance of dilutive securities. If the additional shares would result in anti-dilution they would be excluded from the Diluted Earning Per Share calculation. The potential dilutive shares relate to: unexercised stock options, unvested non-participating restricted stock, unexercised stock warrants, and unconverted Convertible Trust Preferred securities. The amount of shares that were anti-dilutive for the three months ended March 31, 2012 was 1.4 million. The amount of shares that were anti-dilutive for the three months ended March 31, 2011 were 10.1 million. The amount of shares that were anti-dilutive for the three months ended December 31, 2011 were 1.5 million. See Part II. Item 8. "Financial Statements and Supplementary Data - Note 1: Basis of Presentation and Summary of Significant Accounting Policies" in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for additional information.

(3)
Adjustments to Net Income/(Loss) Attributable to the Company to arrive at Net Income/(Loss) Attributable to the Common Shareholders, as presented in these tables, include decrease/ (increase) in Noncontrolling Interests Redemption Value and Dividends on Participating Securities.

(4)
The Company uses certain non-GAAP financial measures, such as: Tangible Book Value; the Tangible Common Equity ("TCE") to Tangible Assets ("TA") ratio; the TCE to Risk Weighted Assets ratio; pre-tax, pre-provision earnings; and operating expenses excluding restructuring costs to provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial sector.

Reconciliations from the Company's GAAP Total Equity to Total Assets ratio to the Non-GAAP TCE to TA ratio, and the Non-GAAP TCE to Risk Weighted Assets ratio, and from GAAP Book Value to Non-GAAP Tangible Book Value are presented below:

The Company calculates Tangible Assets by adjusting Total Assets to exclude Goodwill and Intangible Assets.

The Company calculates Tangible Common Equity by adjusting Total Equity to exclude Goodwill and Intangible Assets, net and includes the difference between Redemption Value and value per ARB 51 for Redeemable Non-controlling Interests.

(In Thousands, except share and per share data)	March 31, 2012	December 31, 2011	March 31, 2011
Total Balance Sheet Assets	$6,148,562	$6,049,372	$5,983,321
LESS: Goodwill and Intangible Assets, net *	(144,456)	(145,600)	(149,388)
Tangible Assets (non-GAAP)	6,004,106	5,903,772	5,833,933
Total Equity	561,541	566,125	522,111
LESS: Goodwill and Intangible Assets, net *	(144,456)	(145,600)	(149,388)
ADD: Difference between Redemption Value of Non-controlling Interests and value under ARB 51	14,319	14,381	13,259
Total adjusting items	(130,137)	(131,219)	(136,129)
Tangible Common Equity (non-GAAP)	431,404	434,906	385,982
Total Equity/Total Assets	9.13%	9.36%	8.73%
Tangible Common Equity/Tangible Assets (non-GAAP)	7.19%	7.37%	6.62%

Total Risk Weighted Assets **	4,358,979	4,234,280	4,024,413
Tangible Common Equity/Total Risk Weighted Assets (non-GAAP)	9.90%	10.27%	9.59%

End of Period Shares Outstanding	78,151,609	78,023,317	77,012,314
EOP Carlyle Common Convertible Shares	7,261,091	7,261,091	7,261,091
Common Equivalent Shares	85,412,700	85,284,408	84,273,405

Book Value Per Common Share	$6.44	$6.51	$6.03
Tangible Book Value Per Share	$5.05	$5.10	$4.58
*    For the TCE to TA ratio, Goodwill and Intangible Assets, net includes Goodwill and Intangible Assets of discontinued operations, which are included on the consolidated balance sheet with Assets of Discontinued Operations.
**     Risk Weighted Assets for March 31, 2012 is presented based on estimated data.

Boston Private Financial Holdings, Inc.
Selected Financial Data
(Unaudited)

Reconciliations from the Company's GAAP net income attributable to the Company to Non-GAAP pre-tax, pre-provision earnings and from GAAP operating expenses to Non-GAAP operating expenses excluding restructuring costs are presented below:

(In Thousands)	March 31, 2012	December 31, 2011	March 31, 2011
Net income/(loss) attributable to the Company (GAAP)	$9,505	$13,062	$(149)
ADD BACK: Provision/ (credit) for loan losses	4,000	(2,500)	13,350
ADD BACK: Income tax expense/(benefit)	3,851	5,722	(179)
Pre-tax, pre-provision earnings (Non-GAAP)	$17,356	$16,284	$13,022

Total operating expenses (GAAP)	$55,627	$57,966	$60,061
LESS: Restructuring expense	135	653	1,982
Total operating expenses (excluding restructuring costs) (Non-GAAP)	$55,492	$57,313	$58,079

(5)	Interest Income on Non-taxable Investments and Loans are presented on an FTE basis using the federal statutory rate of 35% for each period presented.

(6)	Includes Loans Held for Sale and Nonaccrual Loans.

(7)	Assets and liabilities of discontinued operations are included in other assets and other liabilities in the average balance sheet presentation.

(8)
The concentration of the Private Banking loan data and credit quality is based on the location of the lender's regional offices. Net loans from the Holding Company to certain principals of the Company's affiliate partners, loans at the Company's non-banking segments, and inter-company loan eliminations are identified as “Eliminations and other, net”.

(9)
Accruing classified loans include loans that are classified as substandard but are still accruing interest income. The Bank may classify a loan as substandard where known information about possible credit problems of the related borrowers causes management to have doubts as to the ability of such borrowers to comply with the present repayment terms and which may result in disclosure of such loans as nonperforming at some time in the future.

(10)
In addition to loans 30-89 days past due and accruing, at March 31, 2012 and December 31, 2011, the Company had two loans totaling less than $0.1 million that were more than 90 days past due but still on accrual status. These loans originated in the New England region. There were no loans more than 90 days past due and still on accrual status at March 31, 2011.